EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

          We consent to the incorporation by reference in Registration Statements No. 333-37076, 333-52172, 333-88721, and 333-59034 of NetIQ Corporation on Form S-8 of our reports dated July 23, 2001, appearing in this Annual Report on Form 10-K of NetIQ Corporation for the year ended June 30, 2001.

Deloitte & Touche LLP
San Jose, California
September 25, 2001